EXHIBIT (See 22)


The following is a list of the Registrant's subsidiaries:

      Name                                             Ownership %
      ----                                             -----------
Star brite Distributing, Inc.                              100
Star brite Distributing Canada, Inc.                       100
D & S Advertising Services, Inc.                           100
Star brite Sta-Put, Inc.                                   100
Star brite Service Centers, Inc.                           100
Star brite Marine, Inc.                                    100
Kinpak Inc.                                                100